UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2014

NCL CORPORATION LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

333-128780

(Commission File Number)

20-0470163

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers.

Prior to Norwegian Cruise Line Holdings Ltd.’s (the “Parent”) initial public offering in January of 2013, members of our management and former management were granted profits interests in NCL Corporation Ltd. (the “Company”), which were converted into units in the Company in connection with the Parent’s initial public offering (the “Management Units”). Subject to the terms of the Amended and Restated United States Tax Agreement for the Company (as further amended, the “Tax Agreement”) and the Exchange Agreement for the Company that forms a part of the Tax Agreement (as amended, the “Exchange Agreement”), each vested Management Unit may currently be exchanged for one ordinary share of the Parent.

On October 17, 2014, the Parent’s Compensation Committee approved a series of actions intended to result in our named executive officers and other holders of Management Units exchanging their Management Units for ordinary shares of the Parent so that the Parent may become the sole member and 100% owner of the economic interests in the Company. We expect that the extra SEC, financial and tax reporting and administrative costs associated with our current operating structure will be reduced as a result of the Parent becoming the sole member and 100% owner of the economic interests in the Company.

Pursuant to the terms of the Tax Agreement, our named executive officers have received non-pro-rata tax distributions from the Company that were required to be settled through a reduction of the proceeds that would otherwise be received upon exchange of their Management Units or though a reduction in any other distributions made by the Company to its members. Subject to each named executive officer’s agreement to exchange his or her Management Units for ordinary shares of the Parent on a specified date prior to the end of calendar 2014, each named executive officer will no longer be required to settle any outstanding non-pro-rata tax distributions through a reduction of proceeds otherwise payable as described above. We have also agreed to make a gross-up payment to each named executive officer in an amount such that, after all taxes are imposed on the gross-up payment, each named executive officer will retain an amount equal to our estimate of the amount of taxes imposed on the non-pro-rata tax distribution settlement. We currently estimate that the total amount of the non-pro-rata tax distribution settlement and gross-up payment for each named executive officer will be as follows: Kevin M. Sheehan ($2,910,768); Wendy A. Beck ($509,345); Andrew Stuart ($278,614); Maria Miller ($288,083); and Robert Becker ($91,499).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 23rd day of October, 2014.

NCL CORPORATION LTD.

By:	/s/ Daniel S. Farkas
Daniel S. Farkas Senior Vice President, General Counsel and Assistant Secretary